Exhibit 99.1

Access National Posts 33rd Consecutive Quarterly Profit

RESTON, Va.--(BUSINESS WIRE)--October 21, 2008--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, reported net income for the third quarter of 2008 of $769 thousand, or $.07 per diluted share compared to $244 thousand or $.02 per diluted share for the same period in 2007. For the nine months ended September 30, 2008, net income was $3.5 million, or $.34 diluted earnings per share compared to $3.1 million or $.25 diluted earnings per share in 2007. This represents the 33rd consecutive quarter of profitability over the company’s 35 quarter history.

During the third quarter, approximately $1.9 million was added to the allowance for loan losses and $3.5 million of non-performing loans were charged off or written down. The allowance for loan losses totaled approximately $7.7 million at September 30, 2008 and represents or 1.54% of loans held for investment.

Non-performing assets (NPA) totaled $7.7 million or 1.42% of loans held for investment and loans held for sale plus real estate owned. NPA consists of two commercial real estate loans totaling $5.8 million, a $1.2 million residential construction loan, one residential real estate equity loan totaling $46 thousand and one foreclosed residential property in the amount of $653 thousand. Subsequent to September 30, 2008, the foreclosed property was sold.

Assets totaled $656.5 million at September 30, 2008 compared to $622.4 million at December 31, 2007. Loans held for investment totaled $498.2 million, an increase of approximately $20.6 million from $477.6 million at December 31, 2007.

Total deposits increased $14.8 million from December 31, 2007 and totaled $488.2 million at September 30, 2008. Non-interest bearing deposits increased 42% or $25.1 million while time deposits increased $16.4 million. Savings and other interest bearing deposits decreased $26.7 million.

Net interest margin increased to 3.70% for the three months ended September 30, 2008 compared to 3.17% for the same period in 2007. For the nine month period, net interest margin improved from 3.13% in 2007 to 3.48% in 2008.

The company’s mortgage banking segment reported year to date origination volume of $613.2 million compared to $878.4 million in 2007, a 30.2% decline in volume. The mortgage banking segment has been profitable in each of the three quarters of 2008 and management believes that trend will continue.

Access National Corporation and its subsidiary bank continue to exceed standards of being “Well Capitalized” as defined under banking regulations.

Access National Corporation is the parent company of Access National Bank, an independent nationally chartered bank. The Bank, established in December 1999, serves the business community in the greater DC Metropolitan area. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC files.

Access National Corporation
Selected Financial Data
(In Thousands, Except for Share Data)

	September 30	September 30	Percent
	2008	2007	Change
Period end balances
Assets	$656,461	$642,664	2%
Loans held for investment	498,190	488,996	2%
Loans held for sale	46,644	26,363	77%
Interest bearing deposits & federal funds sold	24,333	7,475	226%
Investment Securities (at fair value)	59,614	94,621	-37%
Earning assets	627,716	617,510	2%
Interest bearing deposits	403,659	391,923	3%
Deposits	488,211	454,569	7%
Shareholder's equity	55,870	58,582	-5%
Mortgage loan originations	613,208	878,399	-30.2%
Quarterly averages
Assets	618,006	657,949	-6.1%
Loans held for investment	500,390	484,965	3.2%
Loans held for sale	18,954	44,937	-57.8%
Interest bearing deposits & federal funds sold	17,796	13,827	28.7%
Investment Securities	63,954	94,538	-32.4%
Earning assets	600,949	638,853	-5.9%
Interest bearing deposits	378,809	406,361	-6.8%
Deposits	444,527	467,322	-4.9%
Repurchase agreements & federal funds	13,930	13,545	2.8%
Commercial paper & other short term borrowings	19,064	13,092	45.6%
FHLB borrowings	74,859	86,818	-13.8%
Shareholders' equity	56,858	63,641	-10.7%
Averages (TTM)
Assets	618,706	651,552	-5%
Loans held for investment	482,647	457,854	5%
Loans held for sale	24,612	61,442	-60%
Interest bearing deposits & federal funds sold	24,982	12,802	95%
Investment Securities	69,545	100,067	-30.5%
Earning assets	601,347	632,738	-5%
Interest bearing deposits	386,395	376,688	3%
Total Deposits	448,227	439,303	2%
Repurchase agreements & federal funds	14,091	11,299	25%
Commercial paper & other short term borrowings	18,202	18,510	-2%
FHLB borrowings	71,566	104,545	-32%
Shareholders' equity	57,684	63,465	-9%
Earnings
Net income (QTR)	769	244	215%
Net income (YTD)	3,522	3,077	14%
Net income (TTM)	4,148	5,340	-22%
Banking segment - income before taxes	3,521	7,352	-52%
Mortgage segment - income before taxes	2,985	(2,006)	-249%
Other segments - income before taxes (1)	(1,021)	(877)	16%
Consolidated - income before taxes	5,485	4,469	23%
Common shares outstanding	10,212,169	11,072,854	-7.8%
Book value	$5.47	$5.29	3%
Basic EPS	$0.34	$0.26	31%
Diluted EPS	$0.34	$0.25	36%
Average outstanding shares
Basic	10,323,060	11,830,506	-12.7%
Diluted	10,463,230	12,104,525	-13.6%
Return on average assets (QTR annualized)	0.50%	0.15%	235.5%
Return on average equity (QTR annualized)	5.41%	1.53%	252.8%
Average assets (YTD)	613,886	656,002	-6.4%
Return on average assets (YTD annualized)	0.76%	0.63%	22.3%
Average shareholders equity (YTD)	57,379	64,446	-11.0%
Return on average equity (YTD annualized)	8.18%	6.37%	28.6%
Return on average assets (TTM)	0.67%	0.82%	-18%
Return on average equity (TTM)	7.19%	8.41%	-15%
Net Interest Margin - QTR annualized	3.70%	3.17%	16.6%
Net Interest Margin - YTD annualized	3.48%	3.13%	11.0%
Efficiency ratio - bank only	56.12%	50.59%	10.9%
Efficiency ratio - consolidated	75.73%	83.70%	-9.5%
Asset quality
Allowance for loan losses	7,665	7,152	7%
Allowance for loan losses/loans held for investment	1.54%	1.46%	5.2%
Allowance for loan losses-loans held for sale	784	684	14.6%
Non-performing assets	7,744	4,287	80.6%
Non-performing assets/Total loans plus OREO	1.42%	0.83%	71.4%
Net charge-offs to average loans (YTD)	0.73%	0.00%	100.0%

(1)Access National Corp. & Access Real Estate LLC
(TTM - Trailing Twelve Months)

Access National Corporation
Consolidated Balance Sheet

	September 30	December 31
	2008	2007
(In Thousands)	(unaudited)

ASSETS

Cash and due from banks	$8,352	$6,238

Interest bearing balances and federal funds sold	24,333	13,266

Securities available for sale	59,614	73,558

Loans held for sale- Carried at fair value in 2008	46,644	39,144

Loans held for investment net of allowance for loan losses of $7,665 and $7,462 respectively	490,525	470,136

Premises, Equipment and Land	9,323	9,712

Other assets	17,670	10,322

Total assets	$656,461	$622,376

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$84,552	$59,416

Savings and interest bearing deposits	116,085	142,820

Time Deposits	287,575	271,182

Total deposits	488,212	473,418

Short-term borrowings	42,832	41,676

Long-term borrowings	52,673	39,524

Subordinated debentures	6,186	6,186

Other liabilities and accrued expenses	10,688	3,611

Total Liabilities	600,591	564,415

SHAREHOLDERS' EQUITY
Common stock $0.835 par value; 60,000,000 authorized; issued and outstanding, 10,212,169 and 10,840,730 shares respectively	8,527	9,052

Surplus	17,278	21,833

Retained earnings	30,037	26,846

Accumulated other comprehensive income (loss)	28	230

Total shareholders' equity	55,870	57,961

Total liabilities and shareholders' equity	$656,461	$622,376

Access National Corporation
Consolidated Statement of Operations

	Three Months	Nine Months	Nine Months
	Ended 09/30/08	Ended 09/30/08	Ended 09/30/07
(In Thousands Except for Share Data)	(unaudited)	(unaudited)	(unaudited)

INTEREST INCOME
Interest and fees on loans	$8,849	$26,378	$30,568

Interest on federal funds sold & bank balances	82	443	527

Interest on securities	796	2,436	3,294
Total interest income	9,727	29,257	34,389

INTEREST EXPENSE
Interest on deposits	3,243	10,812	13,465

Interest on other borrowings	929	2,859	5,872
Total interest expense	4,172	13,671	19,337
Net interest income	5,555	15,586	15,052

Provision for loan losses	1,855	3,662	1,698
Net interest income after provision for loan losses	3,700	11,924	13,354

NONINTEREST INCOME
Service charges and fees	106	322	278

Gain on sale of loans	4,828	17,921	15,283

Other Income	706	3,861	6,637
Total noninterest income	5,640	22,104	22,198

NONINTEREST EXPENSE
Salaries and benefits	4,490	15,928	15,572

Occupancy and equipment	677	1,881	1,844

Other operating expense	2,980	10,734	13,667
Total noninterest expense	8,147	28,543	31,083
Income before income tax	1,193	5,485	4,469

Income tax expense	424	1,963	1,392
NET INCOME	$769	$3,522	$3,077

Earnings per common share:
Basic	$0.08	$0.34	$0.26
Diluted	$0.07	$0.34	$0.25

Average outstanding shares:
Basic	10,179,177	10,323,060	11,830,506
Diluted	10,278,763	10,463,230	12,104,525

CONTACT:
Access National Corporation
Michael Clarke, 703-871-2100